Exhibit 99.1

Reviva Reports First Quarter 2025 Financial Results and Recent Business Highlights

– 446 participants completed the brilaroxazine long-term open-label extension (OLE) trial with 156 completing one-year and 301 completing six months of treatment –

– Full data set from RECOVER OLE highlighting clinical response, safety, efficacy, adherence, and biomarker data expected in Q2 2025 –

– Registrational Phase 3 RECOVER-2 trial initiation for brilaroxazine expected mid-2025 –

Cupertino, Calif., May 15, 2025 – Reviva Pharmaceuticals Holdings, Inc. (NASDAQ: RVPH) (“Reviva” or the “Company”), a late-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), inflammatory and cardiometabolic diseases, today reported financial results for the first quarter ended March 31, 2025 and summarized recent business highlights.

“Our late stage brilaroxazine program is advancing towards registration and we are excited for our important near-term catalysts ahead. Notably, the full dataset from our global OLE trial will include data from 446 participants of which 156 have completed at least one-year of treatment. We look forward to reporting clinical response, safety, adherence, and biomarker data in the second quarter of the year,” said Laxminarayan Bhat, Ph.D., Founder, President, and CEO of Reviva. “Brilaroxazine continues to demonstrate what we believe is a differentiated and promising therapeutic profile across our robust data package that is expected to include a successful placebo-controlled Phase 3 trial with a long-term open label extension for up to 1-year, a successful Phase 2 study, and a compelling drug-drug interaction study. We believe the findings from these studies reinforce the potential of once daily brilaroxazine to address major unmet needs for patients with schizophrenia, and we are targeting a potential New Drug Application (NDA) submission for brilaroxazine in the fourth quarter of 2026.”

First Quarter 2025 and Recent Business Highlights

Clinical Program Highlights

●	Long-term OLE portion of the RECOVER Phase 3 trial is complete
○	446 patients have completed the trial
○	156 patients have completed 1-year (12 months) of treatment
○	301 patients have completed 6 months of treatment
○	Biomarkers designed to independently support safety and efficacy
○	Long-term safety data from 100 patients who have completed 12 months of treatment is a requirement for brilaroxazine’s NDA submission to the FDA

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Presenting a late-breaking poster presentation on the RECOVER 12-month OLE trial for brilaroxazine in schizophrenia at the 2025 American Society of Clinical Psychopharmacology (ASCP) annual meeting on Wednesday May 28, 2025, in Scottsdale, AZ.

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Positive topline data from the long-term OLE portion of the Phase 3 RECOVER study evaluating brilaroxazine in schizophrenia presented as an oral presentation on March 30th at the 2025 Congress of the Schizophrenia International Research Society (SIRS) in Chicago, Illinois.

Anticipated Milestones and Events

●	Full data analysis of the OLE trial including long-term safety, tolerability and efficacy, as well as vocal and blood biomarker data expected in Q2 2025
●	Initiation of registrational Phase 3 RECOVER-2 trial evaluating brilaroxazine for the treatment of schizophrenia expected in mid-2025, subject to receipt of additional financing
●	Potential NDA submission for brilaroxazine in schizophrenia targeted for the fourth quarter of 2026
●	Investigational new drug application (IND) submission for liposomal-gel formulation of brilaroxazine in psoriasis expected later in 2025
●	Pursue partnership opportunities for the development of our pipeline

Financial Results for March 31, 2025

•

The Company reported a net loss of approximately $6.4 million, or $0.13 per share, for the three months ended March 31, 2025, compared to a net loss of approximately $7.4 million, or $0.25 per share, for the three months ended March 31, 2024.

•	As of March 31, 2025, the Company’s cash and cash equivalents totaled approximately $5.3 million compared to approximately $13.5 million as of December 31, 2024.

About Reviva

Reviva is a late-stage biopharmaceutical company that discovers, develops, and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva's current pipeline focuses on the central nervous system (CNS), inflammatory and cardiometabolic diseases. Reviva's pipeline currently includes two drug candidates, brilaroxazine (RP5063) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both brilaroxazine and RP1208 in the United States, Europe, and several other countries.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s 1-year open label extension (OLE) trial evaluating the long-term safety and tolerability for brilaroxazine in schizophrenia, the registrational Phase 3 RECOVER-2 trial, the Company’s expectations regarding the anticipated clinical profile of its product candidates, including statements regarding anticipated efficacy or safety profile, and those relating to the Company’s expectations, intentions or beliefs regarding matters including product development and clinical trial plans and the timing thereof, including the anticipated timing of the availability of trial data, clinical and regulatory timelines and expenses, planned or intended additional trials or studies and the timing thereof, planned or intended regulatory submissions and the timing thereof, trial results, market opportunity, ability to raise sufficient funding, competitive position, possible or assumed future results of operations, business strategies, potential opportunities for development including partnerships, growth or expansion opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the Company’s other filings from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corporate Contact:

Reviva Pharmaceuticals Holdings, Inc.

Laxminarayan Bhat, PhD

www.revivapharma.com

Investor Relations Contact:

LifeSci Advisors, LLC

Bruce Mackle

bmackle@lifesciadvisors.com

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$5,289,404	$13,476,331
Prepaid clinical trial costs	211,855	540,601
Prepaid expenses and other current assets	756,066	666,435
Total current assets	6,257,325	14,683,367
Non-current prepaid clinical trial costs	819,721	819,721
Total Assets	$7,077,046	$15,503,088

Liabilities and Stockholders’ Equity (Deficit)

Liabilities
Short-term debt	$224,300	$458,154
Accounts payable	4,721,043	6,283,430
Accrued clinical expenses	5,524,163	6,723,719
Accrued compensation	556,884	635,587
Other accrued liabilities	482,864	500,616
Total current liabilities	11,509,254	14,601,506
Warrant liabilities	27,816	89,010
Total Liabilities	11,537,070	14,690,516

Commitments and contingencies

Stockholders’ Equity (Deficit)
Common stock, par value of $0.0001; 315,000,000 shares authorized; 46,739,949 and 46,579,199 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	4,674	4,658
Preferred Stock, par value of $0.0001; 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	166,241,192	165,080,964
Accumulated deficit	(170,705,890)	(164,273,050)
Total stockholders' equity (deficit)	(4,460,024)	812,572

Total Liabilities and Stockholders’ Equity (Deficit)	$7,077,046	$15,503,088

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Operating expenses
Research and development	$4,113,537	$5,783,865
General and administrative	2,424,630	2,138,241
Total operating expenses	6,538,167	7,922,106
Loss from operations	(6,538,167)	(7,922,106)

Other income (expense)
Gain on remeasurement of warrant liabilities	61,194	456,177
Interest expense	(11,620)	(3,487)
Interest income	86,111	173,098
Other (expense) income, net	(25,145)	(129,894)
Total other (expense) income, net	110,540	495,894
Loss before provision for income taxes	(6,427,627)	(7,426,212)
Provision for income taxes	5,213	7,396
Net loss	$(6,432,840)	$(7,433,608)

Net loss per share:
Basic and diluted	$(0.13)	$(0.25)

Weighted average shares outstanding
Basic and diluted	48,644,339	29,887,325